UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2005

COMMERCIAL VEHICLE GROUP, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	000-50890	41-1990662
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6530 West Campus Oval
New Albany, Ohio 43054
(Address of Principal Executive Offices, including Zip Code)

(614) 289-5360
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

     On July 12, 2005, the Registrant, certain of its subsidiaries, U.S. Bank National Association, as Administrative Agent, Comerica Bank, as Syndication Agent, and the various lenders party thereto entered into the Fifth Amendment to the Revolving Credit and Term Loan Agreement (the “Amendment”). Pursuant to the terms of the Amendment, the lenders consented to an amendment to the definition of “Secondary Offering” as set forth in the Third Amendment to the Revolving Credit and Term Loan Agreement.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Fifth Amendment to Revolving Credit and Term Loan Agreement, dated as of July 12, 2005, by and among Commercial Vehicle Group, Inc., the subsidiary borrowers from time to time parties thereto, the foreign currency borrowers from time to time parties thereto, the banks from time to time parties thereto, U.S. Bank National Association, one of the banks, as administrative agent for the banks, and Comerica Bank, one of the banks, as syndication agent for the banks.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.
Date: July 13, 2005	By:	/s/ Chad M. Utrup
Its: Vice President and Chief Financial Officer